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                                                                      EXHIBIT 10


                                 BROADWING INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                (As amended and restated effective July 24, 2000)


                                    SECTION 1

                            NAME AND PURPOSE OF PLAN

     1.1 NAME. The plan set forth herein shall be known as the Broadwing Inc. Executive Deferred Compensation Plan (the "Plan").

     1.2 PURPOSE. The purpose of the Plan is to provide deferred compensation for a select group of officers and highly compensated employees of Broadwing Inc. and its affiliates. This document amends and restates the plan that was named the Cincinnati Bell Inc. Executive Deferred Compensation Plan and all predecessor versions of such plan (the "Prior Plan") effective as of July 24, 2000. For all purposes hereof, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect prior to July 24, 2000.


                                    SECTION 2

                     GENERAL DEFINITIONS; GENDER AND NUMBER

     2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          2.1.1 "Accounts" means, collectively, all outstanding Cash Deferral Accounts, Share Deferral Accounts, Restricted Stock Accounts and Company Matching Accounts maintained for a Participant under the terms of this Plan.

          2.1.2 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate.

          2.1.3 "Broadwing" means Broadwing Inc. (or, for any period prior to April 20, 2000, Cincinnati Bell Inc.).

          2.1.4 "Broadwing Shares" means common shares of Broadwing.

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          2.1.5 "Company" means Broadwing, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code, as modified by section 415(h) of the Code) which includes Broadwing, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code, as modified by section 415(h) of the Code) with Broadwing, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes Broadwing and each other entity required to be aggregated with Broadwing under section 414(o) of the Code.

          2.1.5 "Code" means the Internal Revenue Code of 1986, as such Code now exists or is hereafter amended.

          2.1.6 "Committee" means the Compensation Committee of the Board of Directors of Broadwing.

          2.1.7 "Employee" means any person who is an employee of a Company.

          2.1.8 "Key Employee" means, with respect to any calendar year (the "Subject Year"), an Employee whose base pay and target bonus for the calendar year immediately preceding the Subject Year total at least $150,000 (or, in the case of an Employee hired during the Subject Year, whose annualized rate of base pay and annualized target bonus for the Subject Year total at least $150,000) and who has been designated by the Employee's Company as a "Key Employee" for the Subject Year.

          2.1.9 "Participant" means a person who as a Key Employee elected to defer any amounts under this Plan. Such person shall remain a Participant until the amounts credited to his Accounts have been fully paid and/or forfeited, as the case may be.

     2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.


                                    SECTION 3

                            DEFERRALS; COMPANY MATCH

     3.1  ELECTION OF DEFERRALS.

          3.1.1 Subject to such rules as the Committee may prescribe, a Key Employee for any calendar year may elect to defer any whole percent, up to 75% (or such

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larger percentage as may be prescribed by the Committee), of his Basic Salary for the calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). Notwithstanding the foregoing, if an Employee first becomes a Key Employee for a calendar year after the first day of the calendar year, such Key Employee may elect to defer a permissible percentage of his Basic Salary for the remainder of the calendar year by completing and signing a deferral form provided by the Committee and filing such form with the Committee within 30 days of the date on which he first becomes a Key Employee. Any election under the preceding sentence shall be effective as of the first payroll period beginning after the date the election is filed. For purposes of the Plan, "Basic Salary" means the basic salary payable to a Key Employee by a Company.

          3.1.2 Subject to such rules as the Committee may prescribe, a Key Employee for a calendar year may elect to defer any whole percent, up to 100%, or a specific dollar amount (not less than $1,000) of any Cash Award otherwise payable during the calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). For purposes of the Plan, "Cash Award" means an award or bonus payable in cash to a Key Employee by a Company, including a cash award under Broadwing's 1988 Long Term Incentive Plan, 1997 Long Term Incentive Plan or Short Term Incentive Plan.

          3.1.3 Subject to such rules as the Committee may prescribe, a Key Employee for a calendar year may elect to defer any whole percent, up to 100%, of any Share Award otherwise payable during the calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). For purposes of the Plan, "Share Award" means an award under Broadwing's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan which is payable in the form of Broadwing Shares, provided that stock option awards and awards of restricted stock shall not be considered "Share Awards" for purposes of the Plan.

          3.1.4. Subject to such rules as the Committee may prescribe, a Key Employee for a calendar year who has received a Restricted Stock Award may elect to surrender any of the restricted Broadwing Shares that relate to such award as of any date during the calendar year that is permitted by the Committee (but not later than six months prior to the date on which the restrictions otherwise applicable to such shares would lapse). For purposes of the Plan, "Restricted Stock Award" means an award of Broadwing Shares under Broadwing's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan which is in the form of restricted stock.

     3.2 CHANGING DEFERRALS. Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary, Cash Award or Share Award for any calendar year may change the percentage or amount of his

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deferral from one permissible percentage or amount to another, effective as of any January 1, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee) and provided he remains a Key Employee for the calendar year which begins on such January 1.

     3.3  SUSPENDING DEFERRALS.

          3.3.1 Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary for any calendar year may suspend such election, as of the first day of any payroll period, by completing and signing a form provided by the Committee and filing such form with the Committee prior to the first day of such payroll period. A Key Employee who has suspended his election for deferrals of his Basic Salary in accordance with this Section 3.3.1 may again elect under Section 3.3.1 to defer a portion of his Basic Salary, effective as of any January 1 following the six month period beginning on the effective date of the suspension, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee) and provided he remains a Key Employee for the calendar year which begins on such January 1.

          3.3.2 A Key Employee's election to defer a portion of a Cash Award or Share Award for any calendar year or to surrender any portion of a Restricted Stock Award during a calendar year may not be revoked during the calendar year.

     3.4 COMPANY MATCH. As of each day on which Basic Salary or Cash Award deferrals for any calendar year are credited, under Section 4.1, to the Cash Deferral Account of a Key Employee who is not then a Class 1 Senior Manager under Broadwing's Pension Program (a "Deferral Date"), there shall also be credited, to such Key Employee's Company Matching Account under Section 4.3, an amount computed in accordance with the provisions of this Section 3.4.

          3.4.1 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year through the Deferral Date are not in excess of the maximum dollar amount permitted for such year under section 401(a)(17) of the Code, the Company match to be credited to such Key Employee's Company Matching Account on the Deferral Date shall be 4% (or such lesser percentage as may be prescribed by the Committee) of the Key Employee's Basic Salary and Cash Award deferred on the Deferral Date.

          3.4.2 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year through the Deferral Date exceed the maximum dollar amount permitted for such year under section 401(a)(17) of the Code, the Company match to be credited to such Key Employee's Company Matching Account

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on the Deferral Date shall be the lesser of (a) 66-2/3% (or such lesser percentage as may be prescribed by the Committee) of the Key Employee's Basic Salary and Cash Award deferred on the Deferral Date or (b) 4% (or such lesser percentage as may be prescribed by the Committee) of the sum of (i) that portion of the Key Employee's Basic Salary and Cash Award deferred on the Deferral Date plus (ii) that portion of the Key Employee's Basic Salary and Cash Award paid on the Deferral Date.

For purposes of this Section 3.4, the term "Cash Award" shall not include any amounts payable under Broadwing's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan or any other long term incentive plan maintained by a Company and such amounts shall not be eligible for a Company match under this
Section 3.4.


                                    SECTION 4

                      MAINTENANCE AND VALUATION OF ACCOUNTS

     4.1 CASH DEFERRAL ACCOUNTS. There shall be established for each Participant who has elected to defer a portion of his Basic Salary or Cash Award for any calendar year or years under Section 3.1.1 and/or 3.1.2 a separate Account, called a Cash Deferral Account, which shall reflect the amounts deferred by the Participant under such sections and the assumed investment thereof. Subject to such rules as the Committee may prescribe, any amount deferred by a Participant under Section 3.1.1 or 3.1.2 shall be credited to the Participant's Cash Deferral Account as of the day on which such deferred amount would have otherwise been paid to the Participant and shall be assumed to have been invested in the investments designated by the Participant on a form provided by and filed with the Committee (which designated assumed investments must be ones that are permitted by the Committee as assumed investments for purposes of this Plan).

     4.2 SHARE DEFERRAL ACCOUNTS. There shall be established for each Participant who has elected to defer all or a portion of his Share Awards for any calendar year or years under Section 3.1.3 a separate Account, called a Share Deferral Account, which shall reflect the amounts deferred by the Participant under Section 3.1.3 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, any amount deferred by a Participant under Section 3.1.3 shall be credited to the Key Employee's Share Deferral Account as of the day on which such amount would have otherwise been paid to the Participant. Amounts credited to a Participant's Share Deferral Account shall be assumed to have been invested exclusively in Broadwing Shares.

     4.3 RESTRICTED STOCK ACCOUNTS. There shall be established for each Participant who has elected to surrender all or a portion of his Restricted Stock Awards under Section 3.1.4 a separate Account, called a Restricted Stock Account, which shall reflect the value of the Broadwing Shares surrendered by the Participant under Section 3.1.4 and the assumed investment thereof. Subject to such rules as the Committee may prescribe,

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an amount equal to the value of any Broadwing Shares surrendered by the
Participant under Section 3.1.4 shall be credited to the Participant's Restricted Stock Account as of the day on which the Broadwing Shares are surrendered to Broadwing. Any amount credited to a Participant's Restricted Stock Account shall be assumed to have been invested exclusively in Broadwing Shares until six months after the Applicable Lapse Date for the surrendered Broadwing Shares that relate to such amount. Thereafter, such amount shall be assumed to have been invested in the investments designated by the Participant on a form provided by and filed with the Committee (which designated assumed investments must be ones that are permitted by the Committee as assumed investments for purposes of this Plan). For purposes of the Plan, "Applicable Lapse Date" means, with respect to any Restricted Stock Award, the date on which the restrictions would have lapsed if the applicable restricted Broadwing Shares had not been surrendered.

     4.4 COMPANY MATCHING ACCOUNTS. There shall be established for each Participant who is entitled to a Company match under Section 3.4 a separate Account, called a Company Matching Account, which shall reflect the Company match to be credited on behalf of the Participant under Section 3.4 and the assumed investment thereof. The amount of any Company match shall be credited to the Participant's Company Matching Account as of the day on which the deferred Basic Salary or Cash Award to which the Company match relates would have otherwise been paid to the Participant. Amounts credited to a Participant's Company Matching Account shall be assumed to have been invested in the investments designed by the Participant on a form provided by and filed with the Committee (which designated assumed investments must be ones that are permitted by the Committee as assumed investments for purposes of this Plan).

     4.5 VALUATION. Each Account of a Participant shall be credited or charged periodically (under procedures adopted by the Committee) to reflect all amounts credited to the Account under the foregoing provisions of this Section 4 since the latest preceding date on which the Account was credited or charged, any gains and losses in the value of the Account's assumed investments since the latest date on which the Account was credited or charged and any payments or forfeitures since the latest preceding date on which the Account was credited or charged. As soon as practical following the end of each calendar year, each Participant, or, in the event of his death, his Beneficiary, shall be furnished a statement as of December 31 of such calendar year showing the balance of the Participant's Accounts, the total credits and charges to such Accounts during such calendar year and, if amounts credited to any such Accounts are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts credited to such Accounts.

     4.6 BROADWING SHARES. To the extent a Participant's Accounts are assumed to have been invested in Broadwing Shares:

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          4.6.1 Whenever any cash dividends are paid with respect to Broadwing
Shares, additional amounts shall be credited to the Participant's Accounts as of the dividend payment date. The additional amount to be credited to each Account shall be determined by multiplying the per share cash dividend paid with respect to the Broadwing Shares on the dividend payment date by the number of assumed Broadwing Shares credited to the Account on the day preceding the dividend payment date. Such additional amount credited to the Participant's Accounts shall be assumed to have been invested in additional Broadwing Shares on the day on which such dividends are paid.

          4.6.2 If there is any change in Broadwing Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to have been purchased for each Account shall be appropriately adjusted.

          4.6.3 Whenever Broadwing Shares are to be valued for purposes of the Plan as of any date (such as a date on which distribution of such shares is to be made by a Company), the value of each such share shall be the average of the high and low price per share as reported on the New York Stock Exchange on the last business day preceding the subject date for which the valuation is being made (or, if no sales of Broadwing Shares were made on such Exchange on that last preceding business day, on the next preceding business day on which sales of Broadwing Shares were made on such Exchange).

     4.7 CONVERGYS SHARES. Effective on or about December 31, 1998, Broadwing distributed to its shareholders one common share of Convergys Corporation (a "Convergys Share") for each Broadwing Share owned by its shareholders on the record date for the distribution. Upon such distribution, the Accounts of each Participant were credited with an assumed investment in one Convergys Share for each Broadwing Share then assumed to be credited to the Accounts. Thereafter, each Participant has had and shall have the option of either retaining such assumed investment in Convergys Shares or converting part or all of such assumed investment into an assumed investment in additional Broadwing Shares or any other assumed investment permitted under the Plan; provided, however, that any Convergys Shares credited to a Restricted Stock Account shall be subject to the same restrictions (including restrictions on switching to alternate assumed investments) as apply to the Broadwing Shares credited to that Account to which the Convergys Shares relate.


                                    SECTION 5

                                  DISTRIBUTION

     5.1 GENERAL. Except as otherwise provided in Section 5.6, no amount shall be paid with respect to a Participant's Accounts while he remains an Employee. Unless the Committee otherwise provides, any payment with respect to a Participant's Accounts

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shall be made by the Company which last employs the Participant as a Key
Employee prior to the payment.

     5.2  TERMINATION OF EMPLOYMENT. Subject to the following provisions of this
Section 5.2 and the other provisions of the Plan, a Participant may elect to receive the amounts credited to his Accounts which are not subject to forfeiture in any number of annual installments, up to ten annual installment payments, commencing on the first business day of March of the calendar year following the calendar year in which he ceases to be an Employee. If the Participant fails to make such election, then, except as is otherwise provided in the Plan, the amounts credited to the Participant's Accounts which are not subject to forfeiture shall be paid to the Participant in two annual installments, with the first installment being made on the first business day of March of the calendar year following the calendar year in which the Participant ceases to be an Employee.

          5.2.1 Subject to the following provisions of this Section 5.2.1 and the other provisions of the Plan, the amount of each annual installment payable under this Section 5.2 shall be, at the election of the Participant, either (1) a specific dollar amount specified by the Participant (not less than $50,000 or more than $1,000,000), or (2) a fraction of the amounts credited to the Participant's Accounts as of the installment payment date which are not then subject to forfeiture, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date). If the Participant fails to make such election, then the Participant shall be deemed to have elected that the amount of each annual installment payable under this
Section 5.2 shall be the amount described in clause (2) of the preceding sentence. If the amount of any annual installment payable under this Section 5.2 would otherwise be less than $50,000 or more than $1,000,000, it shall be increased to $50,000 or reduced to $1,000,000, as the case may be; provided that if the remaining amount credited to the Participant's Accounts on any annual installment date is less than $50,000, the payment shall be the amount necessary to reduce the amounts credited to the Accounts which are not then subject to forfeiture to $0.

          5.2.2 Any election under this Section 5.2 must be made prior to the effective date of the Participant's termination and within the time prescribed by the Participant's Company but in no event later than four months prior to the effective date of the Participant's termination. With the consent of the Committee, and subject to such rules as the Committee may prescribe, a Participant may elect (a) to have each annual installment of the nonforfeitable amounts credited to his Accounts that are otherwise paid to the Participant under the other provisions of this Section 5.2 paid in monthly installments and/or (b) to accelerate the time at which any payment may be made (to a date not earlier than the date on which he ceases to be an Employee).

          5.2.3 In its discretion, the Committee may condition the right to receive payments with respect to a portion or all of the Participant's Company Matching Account

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on the Participant's completing a minimum period of service prior to the date on which he ceases to be an Employee. To the extent that the Participant has not satisfied any applicable service requirements prior to the date on which he ceases to be an Employee (other than by reason of his death), he shall not be entitled to receive any payment with respect to any part of his Company Matching Account to which such requirements apply and shall forfeit such part of such Company Matching Account.

          5.2.4 In the case of a Restricted Stock Account, amounts credited to such Account under Section 4.3 shall be subject to forfeiture at the same time and to the same extent that the Broadwing Shares surrendered under Section 3.1.4 would have been if such Broadwing Shares had not been surrendered. The provisions of this Section 5.2.4 shall not apply to amounts credited to the Restricted Stock Account under Section 4.6.1.

     5.3 DEATH. Subject to Section 5.2.4 and the other provisions of the Plan, if a Participant ceases to be a Employee by reason of his death, or if a Participant dies after ceasing to be an Employee but before all of the nonforfeitable amounts credited to his Accounts have been paid, the amounts then credited to the Participant's Accounts shall be paid to the Participant's Beneficiary in one lump sum as of the first business day of the third calendar quarter following the date of the Participant's death; provided, however, that if the Participant has elected to have the nonforfeitable portion of his Accounts distributed in installments and if he dies after such distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

     5.4 FORM OF PAYMENT PRIOR TO DECEMBER 13, 2000. Any payment made under the Plan prior to December 13, 2000 shall be made in cash to the extent it is attributable to amounts credited to the Participant's Accounts that are assumed to be invested other than in Broadwing Shares. Any payment made under the Plan prior to December 13, 2000 shall be made in Broadwing Shares or cash, in the discretion of the Committee, to the extent it is attributable to amounts credited to the Participant's Accounts that are assumed to be invested in Broadwing Shares.

     5.5 FORM OF PAYMENT ON OR AFTER DECEMBER 13, 2000. Subject to the other provisions of this Section 5.5, any payment made under the Plan on or after December 13, 2000 to a Participant (or a Participant's Beneficiary) shall be made in cash to the extent it is attributable to amounts credited to the Participant's Accounts that are assumed to be invested other than in Broadwing Shares. Further, subject to the other provisions of this Section 5.5, any payment made under the Plan on or after December 13, 2000 to a Participant (or a Participant's Beneficiary) shall be made in Broadwing Shares to the extent it is attributable to amounts credited to the Participant's Accounts that are assumed to be invested in Broadwing Shares (except that such payment shall be made in cash, and not Broadwing Shares, to the extent it is attributable to amounts credited to the Participant's Accounts that are assumed to be invested in a fractional, and not a whole, Broadwing Share).

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          5.5.1 For purposes of this Section 5.5, the portion of any payment made under the Plan on or after December 13, 2000 to the Participant (or the Participant's Beneficiary) that is attributable to amounts credited to the Participant's Accounts that are assumed to be invested in Broadwing Shares (other than in a fractional Broadwing Share) shall be deemed to be equal to the product obtained by multiplying (a) by (b), where (a) and (b) are as follows:

               (a) equals the value of the entire amount of the payment (with such value determined as of the date as of which the payment is made); and

               (b) equals a fraction, (i) the numerator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the amounts then credited to the Participant's Accounts that are then both assumed to be invested in a whole number of Broadwing Shares and not then subject to forfeiture and (ii) the denominator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the entire amount that is both then credited to the Participant's Accounts and not then subject to forfeiture.

          5.5.2 Any Broadwing Shares that are paid under the Plan on or after December 13, 2000 to the Participant (or the Participant's Beneficiary) pursuant to the provisions of this Section 5.5 shall be shares that are held in the Company's Treasury at the time of the payment.

          5.5.3 Subject to the following provisions of this Section 5.5.3, in connection with the payment of Broadwing Shares to the Participant (or the Participant's Beneficiary) on or after December 13, 2000, Broadwing shall reimburse the Participant (or the Participant's Beneficiary) for all reasonable commission or similar costs he incurs in selling all or a part of such shares within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he receives such shares (or, if later, the date on which all material impediments of federal securities laws to his sale of such shares has ended), provided proper evidence of the amount of such commission or similar costs and of his payment of them is furnished by the Participant (or his Beneficiary) to the Committee. Notwithstanding the foregoing, in lieu of the reimbursements required under the preceding sentence, the Committee may, in its sole discretion, establish, and notify the Participant (or the Participant's Beneficiary) of, procedures that, through arrangements it develops itself with one or more brokers or through other means, reasonably permit the Participant (or the Participant's Beneficiary) the ability to sell such Broadwing Shares that he receives, within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he receives such shares (or, if later, the date on which all material impediments of federal securities laws to his sale of such shares has ended), without incurring any commission or similar costs with respect to the sale of such shares, provided he follows the procedures established by the Committee for this purpose.

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     5.6  CHANGE IN CONTROL. Notwithstanding any other provision of the Plan, if a Change in Control of Broadwing occurs, each Participant's Accounts shall be paid to him (or, if appropriate, the Participant's Beneficiary) in one lump sum as of the day next following the date on which such Change in Control occurs; except that any Participant may, prior to the occurrence of any Change in Control, elect that the provisions of this Section 5.6 shall not apply to his Accounts (in which case the distribution of his Accounts shall be made solely pursuant to the other terms of the Plan and without regard to this Section 5.6). A "Change in Control" means the occurrence of any one of the following events:

          5.6.1 A majority of the Board of Directors of Broadwing as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term "Incumbent Director" means any individual who is a director of Broadwing as of such date and either (i) who was a director of Broadwing at the beginning of the 24 consecutive month period ending on such date or (ii) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of Broadwing in which such person is named as a nominee for director). It is PROVIDED, HOWEVER, that no individual initially appointed, elected or nominated as a director of Broadwing as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of Broadwing shall ever be deemed to be an Incumbent Director;

          5.6.2 Any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Broadwing representing 20% or more of the combined voting power of Broadwing's then outstanding securities eligible to vote for the election of the Board of Directors of Broadwing (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this Section 5.6.2 shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any Company Voting Securities by Broadwing or any of its subsidiaries, (ii) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Broadwing or any of its subsidiaries, (iii) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a Non-Qualifying Transaction (as defined in Section 5.6.3);

          5.6.3 The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Broadwing or any of its subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of Broadwing to an entity that is not an affiliate of Broadwing (a "Sale"), that in

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each case requires the approval of Broadwing's stockholders under the law of
Broadwing's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of Broadwing in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (i) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of Broadwing (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares in which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (iii) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of Directors of Broadwing of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (i), (ii) and (iii) of this Section 5.6.3 being deemed to be a "Non-Qualifying Transaction"); or

          5.6.4 The shareholders of Broadwing approve a plan of complete liquidation or dissolution of Broadwing.

     Notwithstanding the foregoing, a Change in Control of Broadwing shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by Broadwing which reduces the number of Company Voting Securities outstanding; PROVIDED THAT, if after such acquisition by Broadwing such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of Broadwing shall then occur.

     5.7 TRANSFER TO THE CONVERGYS CORPORATION EXECUTIVE DEFERRED COMPENSATION COMPENSATION PLAN. Effective as of the date on which Convergys Corporation ceases to

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be a subsidiary of Broadwing, the accrued benefit of each Participant who thereupon ceases to be an Employee shall not be distributed or forfeited by reason of such termination of service as an Employee but shall be transferred to and assumed by the Convergys Corporation Executive Deferred Compensation Plan. From and after such transfer and assumption, neither Broadwing nor the Participant shall have any further rights or obligations under this Plan; provided, however, that to the extent that Broadwing has elected to purchase any assets to fund its obligations under this Plan for such Participant, such assets shall be transferred to Convergys Corporation.


                                    SECTION 6

                           ADMINISTRATION OF THE PLAN

     6.1 GENERAL. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

     6.2 EXPENSES. Expenses of administering the Plan shall be shared by each Company participating in this Plan in such proportions as may be determined by Broadwing.

     6.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

     6.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business, including but not limited to the determination of the investment options in which Participants can elect to have a portion of their accounts assumed to be invested under the provisions of the Plan. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

     6.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Company), auditors (including auditors of any Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

     6.6 INDEMNIFICATION. Each Company participating in the Plan shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Committee's own gross negligence or willful misconduct.

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The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                    SECTION 7

                               FUNDING OBLIGATION

     No Company shall have any obligation to fund, either by the purchase of Broadwing Shares or the investment in any account or by any other means, its obligations to Participants and their Beneficiaries hereunder. If, however, a Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall in any event remain subject to the claims of the Company's general creditors in the event the Company becomes or is insolvent until they are paid to Participants and their Beneficiaries in accordance with the other provisions of this Plan. For purposes hereof, a Company shall be considered "insolvent" if the Company is unable to pay its debts as they become due or if the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


                                    SECTION 8

                            AMENDMENT AND TERMINATION

     The Committee or Broadwing may, without the consent of any Participant or Beneficiary, amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which divests any Participant of the right to receive payments under the Plan with respect to amounts theretofore credited to the Participant's Accounts.


                                    SECTION 9

                           NON-ALIENATION OF BENEFITS

     No Participant or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by any Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payment or the right to receive them, no Company shall have any further obligation to make any payments otherwise required of it hereunder.

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                                   SECTION 10

                                  MISCELLANEOUS

     10.1 DELEGATION. The Committee may delegate to any Company, person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be. Unless the Committee otherwise provides, each Company shall have and may exercise, with respect to the Participants to which it has liability under the Plan, the powers reserved to the Committee in Sections 3, 4, 5.1 and 5.2.

     10.2 APPLICABLE LAW. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

     10.3 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceabilty shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

     10.4 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

     10.5 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.



     IN WITNESS WHEREOF, Broadwing Inc. has caused its name to be subscribed hereto on the _____ day of _______________, 2001.


                                             BROADWING INC.


                                             By ________________________________

                                             Title _____________________________



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